SEC File # 333-185176

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONEPOWER SYTEMS LTD.

(Exact name of registrant as specified in its charter)

Nevada	7389	00-0000000
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Ain El-Mraisseh

73 Bliss Street, Qoreitem Bldg, 3rd Floor

Beirut - Lebanon

Telephone:  (866) 906-7983

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Agent for Service:

Soha Hamdan

OnePower Systems Ltd.

Ain El-Mraisseh

73 Bliss Street, Qoreitem Bldg, 3rd Floor

Beirut  - Lebanon

Telephone:  (866) 906-7983

Facsimile: (866) 906-7983

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:	X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  #333-185176

X .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

EXPLANATORY NOTE This Post-Effective Amendment No. 1 to Form S-1/A  File No. 333-185176 (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 21, 2013, originally relating to 15,000,000 shares of common stock offered by selling shareholders and 10,000,000 shares of common stock offered by OnePower Systems Ltd. (the “Registrant”) on a self underwritten basis, is being filed by the Registrant to disclose the number of unsold shares of common stock under the self underwritten offering  (the “Unsold Shares”) being deregistered and to deregister the Unsold Shares.

Deregistration of Unsold Shares in Self Underwritten Offering

Effective as of the close of business on September 16, 2013, the Registrant terminated the Self Underwritten Offering and is filing this post-effective amendment to the Registration Statement in order to withdraw from registration those securities covered by the self underwritten portion of the Registration Statement that remained unsold.

Of the 10,000,000 shares of common stock registered, 454,545 shares of common stock were sold as of the termination date.  Accordingly, the Registrant thereby amends the Registration Statement to withdraw from registration 9,545,455 shares of common stock that remained unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beirut, Lebanon, on the 18th day of September, 2013.

OnePower Systems Ltd.

By: /s/ Soha Hamdan

Soha Hamdan

Director, Chief Executive Officer, President, and Principal Executive Officer

September 18, 2013

Pursuant to the requirements of Securities Act of 1933, this Post-Effective Amendment No 1 to the Registration Statement was signed by the following persons in the capacities and the dates stated:

/s/ Soha Hamdan

Soha Hamdan

Director, Chief Executive Officer, President, and Principal Executive Officer

September 18, 2013

/s/ Soha Hamdan

Soha Hamdan

Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer

September 18, 2013